UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  May 13, 2003
 (Date of earliest event reported:  May 6, 2003)

CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN 47202-3005
(Principal Executive Office) (Zip Code)

(812) 377-5000
(Registrant's telephone number, including area code)

Item 4.  Changes in Registrant's Certifying Accountant.

On May 6, 2003, Cummins Inc. (the "Company") dismissed Deloitte & Touche LLP as its independent accountants for the Cummins Inc. and Affiliates Retirement and Savings Plan for Onan Corporation Employees, Cummins Inc. and Affiliates Retirement and Savings Plan for Bargaining Unit Employees, Cummins Inc. and Affiliates Retirement and Savings Plan for Consolidated Diesel Company, Inc. Employees, and Cummins Inc. and Affiliates Retirement and Savings Plan for Salaried and Non-Bargaining Hourly Employees, ("collectively the Plans") and engaged Blue & Co., LLC to serve as independent public accountants for the Plans' fiscal year 2002.  The Cummins Inc. Benefits Policy Committee, as administrator for the Plans, approved the decision to change independent accountants.

The Plans' Annual Reports on Form 11-K for the fiscal year ended December 31, 2001 were filed on July 19, 2002.  The reports included Deloitte & Touche LLP's reports on the Plans' statements of net assets available for benefits as of December 31, 2001 and 2000 (As Restated), and the related statement of changes in net assets available for benefits for the year ended December 31, 2001.  Deloitte & Touche LLP's reports did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2001 and the interim period through May 6, 2003, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.  During this period there were also no disagreements, which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused them to make reference to the subject matter in their report on the Plans.  During the year ended December 31, 2001 and the interim period through May 6, 2003, there were no reportable events as defined in Item 304 (a) (1) (v) of Regulation S-K as promulgated by the Securities and Exchange Commission.

The Company has requested that Deloitte & Touche LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of such letter, dated May 13, 2003, is filed as Exhibit 16 to this Form 8-K.

During the year ended December 31, 2001, and the interim period through May 6, 2003 the Company did not consult with Blue & Co., LLC regarding the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Plans' financial statements, or any other matter that was either the subject of a disagreement (as described above) or as a reportable event.

Item 7.  Financial Statements and Exhibits.

(c )  Exhibits.

       Exhibit No. 16      Letter from Deloitte & Touche LLP to the Securities and Exchange
                                   Commission dated May 13, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 13, 2003
Cummins Inc.
By: /s/ Susan K. Carter ______________________________ Susan K. Carter Vice President - Finance (Principal Accounting Officer)